 Exhibit 10.1

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT is entered into as of October 6, 2017 by and between MusclePharm Corporation, a Nevada Corporation (with Federal Tax Identification # 77-0664193) and Canada MusclePharm Enterprises Corp., a Canada Corporation (with Business #80389 8915 RC0001), (individually or collectively, “Borrower”), and Crossroads Financial Group, LLC, a North Carolina limited liability company (“Lender”).

RECITALS

A.   Borrower has requested that Lender provide financial accommodations to Borrower as more fully set forth herein and in the Loan Documents.

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Parties hereby agree as follows:

AGREEMENT

1.   Certain Definitions and Index to Definitions.

1.1   Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP consistently applied.

1.2   Definitions. All other terms contained in this Agreement that are not specifically defined herein shall have the meanings provided in the UCC or the Personal Property Security Act of any relevant jurisdiction, as applicable, to the extent the same are used herein. All references herein to the singular or plural shall also mean the plural or the singular, respectively. As used herein, the following terms shall have the following meanings:

1.2.1 “Acceptable Forum”- see Section 30 hereof.

1.2.2 “Additional Loan Fee”- see Section 3.4.3 (e) hereof.

1.2.3 “Assurances”- see Section 4.2 hereof.

1.2.4 “Advances” - see Section 2.1.1 hereof.

1.2.5 “Agreement” - this Loan and Security Agreement, together with all exhibits and schedules hereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced.

1.2.6 “Allowable Amount” - the lesser of (i) the Borrowing Base less Availability Reserves and (ii) the Maximum Amount.

1.2.7 “Availability Reserves” - as of any date of determination, such amounts as Lender may from time to time establish and revise, in its Permitted Discretion, reducing the amount of Advances which would otherwise be available to Borrower hereunder:

(a) To reflect events, conditions, contingencies or risks which, as determined by Lender, which may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor, or (iii) the security interest and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof);

(b) In the amount of any Third Party Claim, until such time as Lender has determined in good faith that the Third Party Claim is unlikely to be asserted;

(c) To reflect Lender's belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect; or

(d) In respect of any state of facts that Lender determined constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

1.2.8 “Average Unused Portion of the Maximum Amount” - the Maximum Amount less: (a) the average Advances outstanding during the immediately preceding month; and (b) the Availability Reserves.

1.2.9 “Avoidance Claim” - any claim that any payment received by Lender from or for the account of Borrower or on account of any Collateral is avoidable under the United States Bankruptcy Code or any other state or federal debtor relief statute, or under any Canadian Insolvency Legislation.

1.2.10 “Borrower” - see Preamble hereof.

1.2.11 “Borrowing Base” – the lower of the following, when applied to Eligible Inventory plus Eligible In-Transit Inventory, by Category:

(a) Up to 70% of Inventory Cost; or

(b) Up to 75% of Net Orderly Liquidation Value.

1.2.12 “Borrowing Base Certificate” - a request for an Advance, in a form acceptable to Lender, which form may be electronic or hard copy.

1.2.13 “Business Day” - any day which is not a Saturday, Sunday, or other day on which national banks in the United States are authorized or required to be closed.

1.2.14 “Canadian Insolvency Legislation” shall mean any of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Winding-Up and Restructuring Act (Canada), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any law of any jurisdiction permitting a debtor to obtain a stay or compromise of the claims of its creditors against it.

1.2.15 “Category” - The Inventory categories as defined by Lender on the Borrowing Base Certificate, including Finished Goods, In-Transit Inventory, and Ineligible Inventory, Work in Process, and any new Inventory category added by Lender following a third party appraisal.

1.2.16 “Chosen State” – North Carolina.

1.2.17 “Clearance Days” - One Business Day for wires and ACH receipts and Three Business Days for check receipts.

1.2.18 “Clearance Day Payments” - payments received by Lender, in whatever form and from whatever source in reduction of the Obligations.

1.2.19 “Collateral” – All Borrower’s present and future Accounts, Chattel Paper, Goods (including Inventory and Equipment), Instruments, Investment Property, Documents, General Intangibles, Intangibles, Letter of Credit Rights, Commercial Tort Claims, Deposit Accounts, Supporting Obligations, Documents, Records and the proceeds thereof.

1.2.20 “Collateral Oversight Fee” – 0% per month of the Loan Account balance to compensate Lender for the cost of monitoring the Collateral.

1.2.21 “Complete Termination” – Complete Termination occurs upon satisfaction of the following conditions:

(a) Payment in full of all Obligations;

(b) If Lender has issued or caused to be issued guarantees, commitments to third parties or letters of credit on behalf of Borrower, acknowledgement from any beneficiaries thereof that Lender or any other issuer has no outstanding direct or contingent liability therein.

(c) Borrower has executed and delivered to Lender a general release in the form of Exhibit 1.2.20(c) attached hereto.

1.2.22 “Contractual Termination Date” – The end of the Initial Term or any Renewal Term, as the case may be.

1.2.23 “Credit Accommodation” - any Advance or other extension of credit by Lender to or on behalf of Borrower hereunder.

1.2.24 “Default Interest Rate Spread” – 0.5% per month.

1.2.25 “Default Rate”- the Interest Rate plus the Default Interest Rate Spread.

1.2.26 “Default Waiver Fee” - $1,000.

1.2.27  “Early Termination Date” – the date on which an Early Termination Event occurs.

1.2.28 “Early Termination Event” – the occurrence of any of the following:

(a) The effective date of termination of this Agreement by Borrower set forth in the notice of termination that is not the Contractual Termination Date;

(b) Borrower becomes a debtor in a case filed under the United States Bankruptcy Code or any similar state proceeding, or subject to any proceeding under any Canadian Insolvency Legislation;

(c) Borrower repays or is required to repay the Obligations (whether by acceleration or otherwise) prior to the next Contractual Termination Date.

1.2.29 “Early Termination Fee” – In the event of an Early Termination Event, Borrower shall pay Lender three percent (3%) of the Maximum Amount. The Termination Fee shall be in addition to any other fees due to Lender hereunder.

1.2.30  “Eligible In-Transit Inventory” – as of any date of determination thereof without duplication of any Eligible Inventory, In-Transit Inventory:

(a) Subject to Lender’s perfected and, subject to the Intercreditor Agreement, first priority security interest;

(b) For which the purchase order is in the name of Borrower and title has passed to Borrower;

(c) For which full payment has been delivered to the vendor of such Inventory and evidence of such payment has been received by the Lender;

(d) Which has been delivered to a carrier in a foreign port or foreign airport for receipt by Borrower in the United States or which has been delivered to a carrier in the United States for receipt by Borrower in the United States within 5 Business Days of the date of release by U.S. Customs, but which has not yet been received by Borrower;

(e) Which has been in transit for 60 days or less from the date of shipment of such Inventory;

(f) For which the Bill of Lading reflects Lender as consignee;

(g) Which is insured in accordance with the provisions of this Agreement, including cargo insurance; and

(h) Which is otherwise acceptable to Lender in its Permitted Discretion;

provided that the Lender may, in its Permitted Discretion, exclude any particular Inventory from the definition of “Eligible In-Transit Inventory” in the event the Lender determines that such Inventory is subject to any Person’s right or claim which is (or is capable of being) senior to, or pari passu with, the lien of the Lender (such as, without limitation, a right of stoppage in transit) or may otherwise adversely impact the ability of the Lender to realize upon such Inventory.

1.2.31 “Eligible Inventory” – Inventory (including (i) raw material used or consumed by Borrower in the ordinary course of business in the manufacture or production of other Inventory and (ii) Work in Process) of Borrower which is:

(a) Subject to Lender’s perfected and, subject to the Intercreditor Agreement, first priority security interest;

(b) In Borrower’s possession and control and situated at a location in compliance with this Agreement;

(c) Valued at the lower of cost or market, and

(d) Otherwise acceptable to Lender in its Permitted Discretion.

1.2.32 “Event of Default” - see Section 12 hereof.

1.2.33 “Factor” – Prestige Capital Corporation or any other entity that agrees, pursuant to a factoring agreement or otherwise, to purchase the Accounts of Borrower.

1.2.34 “Factoring Documents” – That certain Purchase and Sale Agreement between Factor and Borrower dated January 11, 2016 (as amended or extended), and all documents executed in connection therewith, or any other factoring or accounts receivable financing agreement or related documents executed by Borrower and Factor.

1.2.35 “Finished Goods” – Inventory that is ready for shipment to Borrower’s customers.

1.2.36 “GAAP” - means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable as of the date of determination.

1.2.37 “Guarantors” - all individuals and entities now or hereafter guaranteeing the Obligations, including Ryan Drexler (who shall only be subject to a Validity Guaranty).

1.2.38  “In-Transit Inventory” – Inventory owned by Borrower that is in transit to Borrower or an agent or contractor of or for Borrower.

1.2.39 “Ineligible Inventory” – Inventory of Borrower that is not Eligible Inventory or Eligible In-Transit Inventory.

1.2.40 “Initial Term” – Six months from the date hereof.

1.2.41 “Insolvency Proceeding” means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. federal or foreign law, including the Bankruptcy Code and the Canadian Insolvency Legislation.

1.2.42 “Intercreditor Agreement” means that certain agreement, dated on or about the date herewith, between Factor and Lender, as amended from time to time.

1.2.43 “Interest Rate” – 1.5% per month.

1.2.44 “Inventory Cost” – As determined by Lender, the lesser of (a) cost of Eligible Inventory or Eligible In-Transit Inventory, as applicable, computed on a first-in-first-out basis in accordance with GAAP, or (b) market value, as reasonably determined by Lender in its Permitted Discretion utilizing, if available, a third-party appraisal, of Eligible Inventory or Eligible In-Transit Inventory, as applicable.

1.2.45 “Key Employees” – Ryan Drexler.

1.2.46 “Late Fee”- means two percent (2%) of the amount of any payment of principal, fees, interest or any other amount due hereunder.

1.2.47 “Loan Account” – that portion of the Obligations which accrue interest hereunder, including the sum of the unpaid balances of:

(a) Advances;

(b) Other payments made by Lender arising hereunder for which Borrower is liable to Lender.

(c) Unpaid fees or interest when due hereunder

1.2.48 “Loan Documents” - this Agreement, together with any documents, instruments and agreements, executed and/or delivered in connection herewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.2.49 “Loan Fee” – the Loan Fee Percent multiplied by the Maximum Amount at the time this fee is earned.

1.2.50 “Loan Fee Percent” – 2.5% annually.

1.2.51 “Maturity Fee” – means two percent (2%) of the amount of Obligations which remain unpaid and outstanding after the Termination Date resulting from an Early Termination Event under clause (a) of the definition thereof.

1.2.52 “Maximum Amount” - $3,000,000.

1.2.53  “Minimum Advance” - $10,000.00

1.2.54 “Minimum Monthly Fee” – $22,500.

1.2.55 “Net Orderly Liquidation Value” – The value of Eligible Inventory or Eligible In-Transit Inventory, as applicable, as determined by Lender in the exercise of its Permitted Discretion, utilizing, if available, a third-party appraisal, which could be obtained upon liquidation under distress conditions.

1.2.56 “Obligor” – the Borrower or any Guarantor.

1.2.57 “Obligations” - all present and future obligations owing by Borrower to Lender whether arising hereunder or otherwise and whether arising before, during or after the commencement of any Insolvency Proceeding by or against a Borrower.

1.2.58 “Over Advance Fee”- a fee of 0.25% of the amount by which the Obligations exceed the Allowable Amount for each day that the Obligations exceed the Allowable Amount, with a minimum Over Advance Fee of $25.00 per day.

1.2.59 “Parties” - Borrower and Lender.

1.2.60 “Permitted Discretion” – A determination made in good faith and in the exercise of what the Lender believes is reasonable business judgment.

1.2.61 “Personal Property Security Act” means the Personal Property Security Act as in effect in the Province of Ontario, the Civil Code of Quebec as in effect in the Province of Quebec or any other Canadian Federal or Provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the Personal Property Security Act shall be construed to also refer to any successor sections.

1.2.62 “Renewal Term” – six months.

1.2.63 “Subordinating Creditor” – any creditor of the Borrower which has executed a Subordination Agreement.

1.2.64 “Subordination Agreement” - a subordination agreement in form and substance acceptable to Lender whereby a Subordinating Creditor subordinates, in favor of Lender, obligations owed to it by Borrower.

1.2.65 “Termination Date” - the earlier of (i) the Contractual Termination Date or (ii) the date on which Lender elects to terminate this Agreement pursuant to the terms herein, or (iii) the Early Termination Date.

1.2.66 “Third Party Claim” – claims asserted against Lender by any person or entity relating in any way to the Lender’s relationship with Borrower other than claims arising from Lender’s gross negligence or willful misconduct.

1.2.67 “UCC” - The Uniform Commercial Code in effect in the Chosen State at the date on which a determination thereunder is to be made.

1.2.68 “Unused Line Fee” – 0.25% per annum of the Average Unused Portion of the Maximum Amount.

1.2.69 “Work In Process” – Borrower’s partially finished Inventory.

2.   Credit Facilities.

2.1   Advances. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Termination Date:

2.1.1 Lender, may, from time to time in its Permitted Discretion, make advances (“Advances”) to Borrower, so long as, before and after such Advance, the Obligations do not exceed the Allowable Amount. The fact that the Borrower is bound to various covenants herein, the breach of which may allow Lender to accelerate the due date of Borrower's Obligations hereunder, shall not be construed to constitute a commitment by Lender to make any Advances hereunder, all of which are in the sole discretion of Lender.

2.1.2 Lender may, in its discretion, from time to time, upon not less than five days prior notice to Borrower, reduce the amount available under the Borrowing Base to the extent that Lender determines that the number of days of the turnover of the Inventory for any period has changed in any material respect, or the nature and quality of the Inventory has deteriorated in any material respect.

2.2   General Provisions.

2.2.1 Borrowing Base Certificate. Each request from Borrower for a Credit Accommodation shall be accompanied by a Borrowing Base Certificate, completed and signed by Borrower. Such Borrowing Base Certificate may be in either electronic or hard copy form, as acceptable to Lender. The Borrowing Base Certificate shall at all times be a bona fide and accurate representation of the Collateral and Advances and comply with the representations and warranties herein.

2.2.2 Crediting Borrower's Account. All Credit Accommodations by Lender may be made by deposits or transfers to the account designated by Borrower.

2.2.3 Authorization for Credit Accommodations. Subject to the terms and conditions of this Agreement, Lender is authorized to make Credit Accommodations:

(a) Upon telephonic, facsimile, electronic or other instructions received from anyone purporting to be an officer, employee or representative of Borrower; or

(b) At the sole discretion of Lender, and notwithstanding any other provision in this Agreement, if necessary to meet any Obligations, including but not limited to any interest not paid when due.

3.   Payments by Borrower.

3.1   In General.

3.1.1 Place of Payments. All payments hereunder shall be made by Borrower to Lender at Lender’s address set forth herein or at such other place as Lender may designate in writing.

3.1.2 ACH Debits. In order to satisfy any of the Obligations, Lender is hereby authorized by Borrower to initiate electronic debit entries through the ACH or other electronic payment system to any account maintained by Borrower. At the Lender's request, Borrower shall execute and deliver to Lender an authorization agreement for ACH debits.

3.1.3 Borrower irrevocably waives the right to direct the application of any and all payments received at any time by Lender from or on behalf of Borrower and specifically waives any right to designate application of payments. Borrower irrevocably agrees that Lender shall have the exclusive right to determine the order and method of the application of payments against the then due and payable Obligations of Borrower in Lender's sole discretion and to revise such application prospectively or retroactively in Lender's sole discretion.

3.2  Demand Obligation. Intentionally omitted.

3.3  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate permitted by applicable law including, when applicable, the Criminal Code of Canada (“Maximum Rate”). If Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the loans hereunder or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Lender exceeds the Maximum Rate, Lender may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

3.4   Interest and Fees.

3.4.1 Lender is authorized to debit the Loan Account for interest, fees and other charges due Lender hereunder as and when due.

3.4.2 Interest.

(a) Subject to subsection (b) hereof, interest on the Loan Account balance shall be payable monthly, in arrears, shall be computed at the Interest Rate computed on the basis of a 360 day year, and shall be due on the first day of each month following the prior calendar month.

(b) Default Interest. Immediately upon the occurrence of an Event of Default, the interest rates otherwise applicable shall be increased to the Default Rate.

3.4.3 Fees.

(a) Audit Fee. Borrower shall immediately pay to Lender Lender’s out-of-pocket expenses in connection with each audit Lender performs or causes to be performed hereunder.

(b) Collateral Oversight Fee. Borrower shall pay the Collateral Oversight Fee to Lender monthly, prorated for partial months, in arrears, on the first day of each month following the accrual thereof.

(c) Default Waiver Fee. Borrower shall pay the Default Waiver Fee to Lender, immediately upon the waiver by Lender of any Event of Default hereunder, so long as the waiver was done at the Borrower’s request.

(d) Loan Fee. Borrower shall pay the Loan Fee to Lender, which Loan Fee shall be fully earned and nonrefundable and shall be due and payable on (i) the date hereof and (ii) the first day of every other Renewal Term (commencing with the second Renewal Term). Loan Fees shall be accelerated and immediately due and payable upon the occurrence of an Event of Default or upon termination of this Agreement.

(e) Additional Loan Fee. Immediately upon any increase in the Maximum Amount, Borrower shall pay to Lender a fee computed as the product of the Loan Fee Percent and the amount of the increase in the Maximum Amount.

(f) Unused Line Fee. Borrower shall pay the Unused Line Fee to Lender on the first day of each month during the term of this Agreement. Notwithstanding anything to the contrary herein, Borrower may elect, by written notice to Lender, to reduce the Maximum Amount, to an amount not less than $1,500,000, without penalty. Any such written notice of reduction shall be irrevocable.

(g) Minimum Monthly Fee. Borrower shall pay to Lender any amount by which the sum of the interest and Collateral Oversight Fee earned in any month (prorated for partial months) is less than the Minimum Monthly Fee, due on the first day of the following month.

(h) Attorneys’ Fees. Borrower shall pay to Lender all reasonable attorneys’ fees and costs incurred in preparation of this Agreement and related documents.

(i) Standard Fees. Borrower shall pay to Lender fees for such services as Lender customarily charges. Lender shall have the right to change all or any of such fees upon ten days’ notice to Borrower.

(j) Late Fee. Borrower shall pay to Lender the Late Fee for each payment of principal, fees or interest or any other amount due hereunder which is not paid within five days of its due date (or any check that does not clear), to cover the extra expense involved in handling delinquent payments, provided that collection of said Late Fee shall not be deemed a waiver by Lender of any of its other rights under this Agreement or any other instrument given to secure this indebtedness. The Borrower and Lender hereby agree that said fee is a fair and reasonable charge for the late payment and shall not be deemed a penalty. Additionally, Lender may exercise any and all other rights and remedies Lender has as outlined herein or in the other loan documents that secure the loan described herein.

(k) Maturity Fee. Borrower shall pay to Lender the Maturity Fee on the first day of each month in the event that any Obligations remain outstanding after the Termination Date resulting from an Early Termination Event under clause (a) of the definition thereof, to cover the extra expense involved in handling a matured loan, provided that collection of said Maturity Fee shall not be deemed a waiver by Lender of any of its other rights under this Agreement or any other instrument given to secure this indebtedness. The Borrower and Lender hereby agree that said fee is a fair and reasonable charge for the failure to repay the Obligations on the Termination Date resulting from such Early Termination Event and shall not be deemed a penalty. Additionally, Lender may exercise any and all other rights and remedies Lender has as outlined herein or in the other loan documents that secure the loan described herein. The Maturity Fee shall be in addition to all other fees due to the Lender.

(l) Over Advance Fee. Borrower shall pay to Lender the Over Advance Fee for each day that the Obligations exceed the Allowable Amount.

(m) Misdirected Payment Fee. Borrower shall pay to Lender a misdirected payment fee, immediately upon its accrual, in the amount of fifteen percent of the amount of any payment received by Borrower from a customer or Account Debtor that is not remitted to the Factor if required under the Factoring Documents or, upon the occurrence of Event of Default and to the extent such payment is not required to be remitted to Factor under Factoring Documents, to the Lender, in each case within three (3) business days following the date of receipt by the Borrower.

(n) Early Termination Fee. Borrower shall pay to Lender the Early Termination Fee immediately upon the occurrence of an Early Termination Event under clause (a) of the definition thereof; provided, that, in the event an Early Termination Event under clause (a) of the definition thereof occurs after the sixth (6th) month anniversary of the date hereof upon not less than ninety (90) days prior written notice from Borrower to Lender, such Termination Fee shall be waived. In addition, in the event that payment of the Obligations shall be accelerated by Lender as a result of the occurrence and continuance of an Event of Default, the Early Termination Fee in effect as of the date of such acceleration shall be charged to Borrower on such date and such Early Termination Fee shall also be added to the outstanding balance of the Obligations in determining the payoff amount or the debt for the purposes of any judgment of foreclosure of any loan documents given to secure the Obligations.

3.4.4 Application of Collections. Lender shall, for the purpose of the computation of interest and the Collateral Oversight Fee due hereunder, add the Clearance Days to any Clearance Day Payments, which is acknowledged by the Parties to constitute an integral aspect of the pricing of Lender's facility to Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Lender. Should any check or item of payment not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly.

4.   Indemnification Protection.

4.1   Notwithstanding payment in full of the Obligations and termination of this Agreement, in the event that (i) a Third Party Claim has been asserted against Lender, or (ii) Lender believes in good faith that a Third Party Claim may be asserted against Lender, Lender may retain its security interest in the amount of the Third Party Claim together with Lender’s good faith estimate of its costs to be incurred in the defense thereof, until such time as the Third Party Claim is withdrawn or satisfied, unless Lender receives Assurances (as defined below) regarding its exposure to the Third Party Claim.

4.2   For the purposes hereof, “Assurances” shall mean collateral, a guaranty or a letter of credit from an entity so that Lender reasonably believes in good faith that the likelihood of loss resulting from the Third Party Claim is remote.

5.   Grant of Security Interest.

5.1   To secure the performance of the Obligations, Borrower grants to the Lender a security interest in the Collateral, and all proceeds and products thereof.

6.   Authorization to File Financing Statements.

6.1   The Borrower irrevocably authorizes the Lender to file in any Uniform Commercial Code or the Personal Property Security Act, as applicable, jurisdiction any initial financing statements and amendments thereto that:

6.1.1 Indicate the Collateral as all present and after acquired assets, property and undertaking of the Borrower, or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or any comparable provision in the Personal Property Security Act, as applicable, or as being of an equal or lesser scope or with greater detail;

6.1.2 Contain any other information required by part 5 of Article 9 of the UCC or any comparable provision in the Personal Property Security Act, as applicable, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization, and any organization identification number issued to the Borrower and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral to be as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates;

6.1.3 Contain a notification that the Borrower has granted a negative pledge to the Lender, and that any subsequent lien holder may be tortiously interfering with Lender’s rights (it being understood and agreed that the security interest granted by Borrower pursuant to the Factoring Documents or Drexler Transaction (as defined below) shall not itself be deemed tortious interference with Lender’s rights);

6.1.4 Advises third parties that any notification of Borrower’s Account Debtors will interfere with Lender’s collection rights (it being understood and agreed that, as between Lender and Factor, such notification shall be subject to the Intercreditor Agreement).

6.2   The Borrower agrees to furnish any of the foregoing information to the Lender promptly upon request;

6.3   The Borrower ratifies its authorization for the Lender to have filed any like initial financing statements or amendments thereto if filed prior to the date hereof; and

6.4   The Lender may add any supplemental language to any such financing statement as Lender may determine to be necessary or helpful in acquiring or preserving rights against third parties.

7.   Representations and Warranties by Borrower.

7.1   There are no actions or proceedings pending by or against Borrower or its officers and Guarantors before any court or administrative or regulatory agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, its officers or any Guarantor of the Obligations, except for (a) ongoing collection matters in which Borrower is the plaintiff, (b) matters that have been previously disclosed, prior to the date hereof, in Borrower’s 10-K or 10-Q filings with the Securities and Exchange Commission (the “Prior Filings”) or (c) matters which could not reasonably be expected to result in monetary liability against Borrower in excess of $100,000 for any such matter individually or $250,000 for all such matters in the aggregate.

7.2   All financial statements relating to Borrower that have been delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present Borrower’s financial condition as of the date thereof and Borrower’s results of operations for the period then ended. There has not been a material adverse change in the financial condition of Borrower since the date of the latest financial statements submitted to Lender on or before the date hereof.

7.3   Borrower agrees to maintain books and records and its records pertaining to the Collateral in accordance with GAAP and in such additional detail, form and scope, as Lender shall reasonably require.

7.4   Borrower certifies that, to the best of Borrower’s knowledge, Borrower has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. Borrower hereby acknowledges that Lender seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, Borrower hereby represents, warrants and agrees that: (i) none of the cash or property that Borrower will pay or will contribute to Lender has been or shall be derived from, or related to, any activity that is deemed criminal under United States or Canadian law; and (ii) no contribution or payment by Borrower to Lender, to the extent that they are within Borrower’s control shall cause Lender to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, or any similar Canadian statute and/or law. Borrower shall promptly notify Lender if any of these representations ceases to be true and accurate. Borrower shall provide Lender any additional information regarding Borrower that Lender deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. Borrower understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, Lender may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of Lender’s investment in Borrower. Borrower further understands that Lender may release confidential information about Borrower and, if applicable, any underlying beneficial owners, to proper authorities if Lender, in its sole discretion, determines that it is in the best interests of Lender in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

7.5 Borrower MusclePharm Corporation is a corporation, validly formed, existing in the State of Nevada, and is in good standing under the laws of the State of Nevada and is properly licensed and authorized to operate its business in any other jurisdiction in which it conducts business. Borrower’s organizational identification number assigned by the above state is E05807520060. Borrower’s taxpayer identification number, if applicable, for U.S. Federal Income Tax purposes is 77-0664193. The undersigned signatory on behalf of Borrower represents that he or she has full power and authority to execute this Agreement and bind Borrower hereto.

Borrower Canada MusclePharm Enterprises Corp. is a corporation, validly formed, existing in Canada, and is in good standing under the laws of Canada and is properly licensed and authorized to operate its business in any other jurisdiction in which it conducts business. Borrower’s business number (BN) assigned by the above is 001858551. Borrower’s taxpayer identification number, if applicable, for U.S. Federal Income Tax purposes is N/A. The undersigned signatory on behalf of Borrower represents that he or she has full power and authority to execute this Agreement and bind Borrower hereto.

7.6 The execution, delivery, and performance by Borrower of this Agreement and all agreements and documents described herein does not constitute a violation of any law, regulation, judgment, order, contract, charter, by-laws, or other instrument to which Borrower is a party or is otherwise bound or subject.

7.7 Borrower is not in default under any loan agreement, mortgage, lease, trust deed, or similar agreement relating to the borrowing of money to which Borrower is a party or is otherwise bound.

7.8 Reserved.

7.9 To the best of Borrower’s knowledge, each customer of Borrower is solvent and Borrower has provided to Lender all documents and information available to Borrower and requested by Lender concerning the business and creditworthiness of each such customer.

7.10 Borrower has entered into the Factoring Documents, a copy of which has been provided to Lender. The Factoring Documents are in full force and effect and no default exists or is threatened with respect thereto. All payments due to Borrower under the Factoring Documents have been duly and validly assigned by Borrower to Lender.

7.11  All information, whether financial or otherwise, provided to Lender by Borrower shall be true, accurate and correct in all material respects.

7.12 Borrower has not transferred, pledged or granted a security interest or hypothec in its assets, or any of them, other than (a) to the extent Borrower has fully disclosed the same in writing to Lender as of the date of this Agreement, (b) pursuant to the Factoring Documents or Drexler Transaction, in each case, subject to either a subordination agreement, the Intercreditor Agreement or another intercreditor agreement acceptable to the Lender.

7.13 Borrower shall notify Lender immediately upon becoming aware of any issue that may materially affect the value or condition of any Inventory.

7.14 Borrower’s Inventory is:

7.14.1 owned by the Borrower free and clear of all encumbrances, except those encumbrances subject to either a subordination agreement, the Intercreditor Agreement or another intercreditor agreement acceptable to the Lender;

7.14.2 with regard to Eligible Inventory that is not In-Transit Inventory, at all times at a location under the control of the Borrower and such location(s) shall have been disclosed to the Lender in writing;

7.14.3 reported to Lender at the lower of cost or market value including reserves for obsolescence or slow moving Inventory as would otherwise be required under GAAP;

7.14.4 with respect to Eligible Inventory, in salable condition as is and ready for shipment; and

7.14.5 Is not subject to any license agreement except as disclosed to Lender in writing.

8.   Authorization to Lender.

8.1   The Borrower irrevocably authorizes Lender, subject to the below, to take any and all appropriate action and to execute any and all documents and instruments, in the name of Borrower, that may be necessary or desirable to accomplish the purposes of this Agreement including the filing on behalf of Borrower:

8.1.1 After the occurrence and during the continuance of an Event of Default, with such governmental authorities as are appropriate such documents (including, without limitation, applications, certificates, and tax returns) as may be required for purposes of having Borrower qualified to transact business in a particular state or geographic location.

8.1.2 Any Correction Statement under Section 9-518 of the Uniform Commercial Code or the Personal Property Security Act, as applicable, that Lender reasonably deems necessary to preserve its rights hereunder.

8.1.3 After the occurrence and during the continuance of an Event of Default, with any third party whose premises is used to store Inventory in order to access, remove or otherwise deal with such Inventory.

8.2   Subject to the terms of the Intercreditor Agreement or any intercreditor or similar agreement between Lender and Factor, Lender may notify Borrower’s customers that the underlying Account has been assigned to Lender and that payment thereof is to be made to the order of Lender and sent directly to Lender. Such notification may be in the form that is annexed hereto as Exhibit 8.2.

8.3 Borrower authorizes Lender to accept, endorse and deposit on behalf of Borrower any checks tendered by an account debtor “in full payment” of its obligation to Borrower. Borrower shall not assert against Lender any claim arising therefrom, irrespective of whether such action by Lender effects an accord and satisfaction of Borrower's claims, under §3-311 of the UCC or the Personal Property Security Act, as applicable, or otherwise.

9.   Power of Attorney.

9.1 Borrower irrevocably appoints Lender, or any person(s) designated by Lender, as its attorney-in-fact, which appointment is coupled with an interest and shall remain in full force and effect until all Obligations of Borrower to Lender have been fully satisfied and discharged, with full power, at Borrower’s sole expense, to exercise at any time in Lender’s discretion all or any of the following powers:

9.1.1 Receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof; provided that, absent the occurrence of an Event of Default, such power may be exercised by Lender only in the ordinary course administration of this Agreement;

9.1.2 After the occurrence and during the continuance of an Event of Default, change Borrower’s address on all invoices and statements of Account mailed or to be mailed to Borrower’s customers and to substitute thereon the designated address;

9.1.3 Receive and open all mail addressed to Borrower, or to Borrower’s trade name, at Lender’s address or, upon and during the continuance of an Event of Default, any other designated address;

9.1.4 After the occurrence and during the continuance of an Event of Default, take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon any Collateral;

9.1.5 After the occurrence and during the continuance of an Event of Default, create a “doing business as” entity (a “d/b/a”) with a name similar to Borrower and open any deposit accounts under such name;

9.1.6 Execute on behalf of Borrower any UCC-l and/or UCC-3 Financing Statement(s), financing statements or financing change statements pursuant to any relevant Personal Property Security Act, as applicable, and, after the occurrence and during the continuance of an Event of Default, any notices or other documents necessary or desirable to carry out the purpose and intent of this Agreement, and to do any and all things reasonably necessary and proper to carry out the purpose and intent of this Agreement;

9.1.7 To receive and open mail addressed to Borrower in the ordinary course administration of this Agreement and, after the occurrence and during the continuance of an Event of Default, to change the address for delivery of Borrower’s mail to Lender;

9.1.8 Endorse and take any action with respect to bills of lading covering any Inventory; provided such power may be exercised by Lender only after the occurrence and during the continuance of an Event of Default or, prior to the occurrence of an Event of Default, only in connection with the ordinary course administration of this Agreement.

9.1.9 After the occurrence and during the continuance of an Event of Default, prepare and deliver invoices to Borrower’s customers, in the name of Lender or Borrower;

9.1.10 After the occurrence and during the continuance of an Event of Default, execute, file and serve, in its own name or in the name of Borrower, mechanics lien or similar notices, or claims under any payment or performance bond for the benefit of Borrower; and

9.1.11 Unless Borrower has paid the same within three (3) business days of demand by Lender therefor, pay any sums necessary to discharge any lien or encumbrance which is senior to Lender’s security interest in the Collateral (other than (i) liens or encumbrances which, per the Intercreditor Agreement, are senior to the security interest of Lender or (ii) liens in respect of the Drexler Transaction, to the extent subject to a Subordination Agreement), which sums shall be included as Obligations hereunder, and which sums shall accrue interest at the Default Rate until paid in full.

9.2 Release. Borrower hereby releases and exculpates Lender, its officers, employees, agents, designees, attorneys, and accountants from any liability arising from any acts under this Agreement or in furtherance thereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for gross negligence or willful misconduct. In no event shall either party have any liability to the other for lost profits or other special or consequential damages.

9.3 Borrower shall execute and deliver to Lender the Power of Attorney attached as Exhibit 9.3 hereto provided that, notwithstanding anything to the contrary therein, the exercise by Lender of such Power of attorney shall be subject to the limits of Section 9.1 above.

10.   Affirmative Covenants.

10.1 Until full payment of the Obligations and termination of this Agreement, Borrower shall:

10.1.1 At such times as Lender may request and in the manner specified by Lender, Borrower shall deliver to Lender original invoices, agreements, proof of rendition of services and delivery of goods and other documents evidencing or relating to the transactions which gave rise to any of the Collateral, together with customer statements, schedules describing the Collateral and confirmatory assignments to Lender thereof, in form and substance satisfactory to Lender, and duly executed by Borrower.

10.1.2 At all times during the term of this Agreement, Borrower shall be obligated to maintain its factoring relationship with Factor, submit all invoices issued for sales of Inventory to the Factor within three days of creation to the extent such invoices are required to be submitted to Factor under the Factoring Documents, and remit the proceeds of all Accounts as well as all other proceeds from the sale of Inventory to Factor if required under the Factoring Documents or, upon the occurrence of Event of Default and to the extent such payment is not required to be remitted to Factor under Factoring Documents, to Lender. Borrower shall not in any way interfere with the notification instructions provided by Factor to its customers, and shall at all times be in full compliance with the terms of the Factoring Documents.

10.1.3 Immediately advise Lender, in writing, of the assertion of any Third Party Claim.

10.1.4 Furnish to Lender, in form and substance satisfactory to Lender:

(a) Weekly, a report summarizing all Inventory, including a detailed synopsis and description of the Inventory warehoused by Borrower at the time the report is generated.

(b) Delivered by email, copies of any reports provided by Borrower to Factor under the Factoring Documents, and such other reporting regarding Accounts and/or credit card receipts, as Lender may from time to time request.

(c) Promptly (and in any event within 5 days) after filing its 10-K with the Securities and Exchange Commission or, if no such filing shall be required, within 90 days after the end of each fiscal year of Borrower:

(i) A complete copy of Borrower's financial statements, including but not limited to (a) the management letter, if any, (b) the balance sheet as of the close of the fiscal year, and (c) the income statement for such year, together with a statement of cash flows, prepared by a Borrower, and

(ii) A statement certified by the chief financial officer of Borrower that Borrower is in compliance with all the terms, conditions, covenants and warranties of this Agreement.

(d) No later than 30 days after the close of each month (an “Accounting Period”):

(i) Borrower's balance sheet as of the close of such Accounting Period and its income statement for such Accounting Period and year to date, in each case setting in comparable form, as applicable, the figures of the corresponding Accounting Period for the previous fiscal year, certified by Borrower's chief financial officer as being complete, correct, and fairly representing its financial condition and results of operations.

(e) Tax Returns. Copies of Borrower's:

(i) Federal income tax returns, and any amendments thereto, within ten days of the filing thereof with the Internal Revenue Service (or similar Canadian governmental authority); and

(ii) Federal payroll tax returns within ten days of filing, together with proof, satisfactory to Lender, with proof that all taxes (and all other statutory required remittances) have been paid.

(f) Reserved.

(g) As soon as available but not later than 30 days before the end of each fiscal year of Borrower, an annual operating budget (including monthly balance sheet, statement of income and retained earnings, and statement of cash flows), for the following fiscal year, along with a comparison to the prior year;

(h) Inventory Reports. A listing of all Borrower's Inventory, based upon a physical count taken by Borrower every three months or whenever requested by Lender and a slow moving Inventory report or Inventory aging upon request by Lender.

10.1.5 Inspections.

(a) During usual business hours, permit Lender, without notice to Borrower, to periodically:

(i) Have access to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence and during the continuance of an Event of Default) any of the Collateral,

(ii) To inspect, audit, make copies of, and make extracts from Borrower's records as Lender may request,

(iii) To have a third party selected by Lender examine and inspect the Collateral, at the sole cost of Borrower.

Notwithstanding the foregoing, so long as no Event of Default has occurred, Borrower shall not be liable for the cost of more than three such inspections in any calendar year.

(b) Without expense to Lender, Lender may use any of Borrower's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate.

10.1.6 Indemnification. Indemnify and save Lender harmless from any and all liability with respect to any Third Party Claim, including the costs incurred in the defense thereof except where such liability is determined, pursuant to a final, non-appealable order issued by a court of competent jurisdiction, to have resulted from Lender’s gross negligence or willful misconduct; provided, that to the extent Lender intends to seek indemnity from Borrower for the same, Lender shall use commercially reasonable efforts to notify Borrower in writing before incurring any cost or expense to settle or defend a Third Party Claim.

10.1.7 Enforcement of Judgments. Reimburse Lender for all costs and expenses, including reasonable attorneys' fees (at the usual and customary rates for services actually rendered), which Lender incurs in enforcing any judgment rendered in connection with this Agreement. This provision is severable from all other provisions hereof and shall survive, and not be deemed merged into, such judgment.

10.1.8 Taxes and Expenses Regarding Borrower's Assets.

(a) Make timely payment when due of all taxes, assessments, contributions and other statutory remittances required of Borrower. If Borrower fails to make any such payment or deposit or furnish proof of such payment immediately upon Lender's request, Lender may, in its sole discretion and without notice to Borrower:

(i) Make payment of the same or any part thereof; or

(ii) Set up such reserves against the Obligations as Lender deems necessary to satisfy the liability therefore, or both.

(b) Lender may conclusively rely on statements of the amount owing or other official statements issued by the appropriate governmental agency. Any payment made by Lender shall constitute neither:

(i) An agreement by Lender to make similar payments in the future; nor

(ii) A waiver by Lender of any default under the Loan Documents. Lender need not inquire into, nor contest the validity of, any expense, tax, statutory required remittance, security interest, encumbrance or lien, and the receipt of the usual official notice requiring the payment thereof shall be conclusive evidence that the same was validly due and owing.

10.1.9   Give Lender written notice immediately upon forming an intention to change its name, state of organization or form of business organization.

10.1.10 Maintenance of Insurance.

(a) The Borrower will maintain with financially sound and reputable insurers insurance reasonably acceptable to Lender with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts, but in no case less than the Advances made by Lender, that the Borrower will not be deemed a co-insurer under applicable insurance laws, regulations, and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Lender. In addition, all such insurance shall be payable to the Lender under a Lender Loss Payable Endorsement. Without limiting the foregoing, the Borrower will:

(i) Keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverage and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of such property;

(ii) Maintain all such workers' compensation or similar insurance as may be required by law; and

(iii) Maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death, or property damage occurring, on, in or about the properties of the Borrower; business interruption insurance; and product liability insurance.

(b) In the event that Borrower fails to maintain such insurance, Lender may obtain such insurance at Borrower’s expense, and, after an Event of Default, to adjust or settle any claim or other matter under or arising pursuant to such insurance or to amend or cancel such insurance.

10.1.11   Borrower hereby permits Lender at any time to access electronically information concerning any accounts maintained by Borrower with any bank or other financial institution so long as such access is in furtherance of, or to monitor compliance with, the terms of this Agreement, and Borrower shall provide Lender with all necessary access codes, passwords and the like to carry out the provisions hereof.

10.2  Borrower waives any claim it may now have against Lender arising out of any unauthorized filing of any Financing Statement by Lender.

10.3 In the event any payments that are the proceeds of Collateral come into Borrower’s possession, Borrower will hold the same in trust and safekeeping, as the property of Factor or Lender, and promptly (but in any event within three business days) turn over such payment, in kind when possible, or by wire transfer otherwise, to Factor if required under the Factoring Documents or, upon the occurrence of Event of Default and to the extent such payment is not required to be remitted to Factor under Factoring Documents, to the Lender.

10.4 Borrower shall ensure that Lender at all times has a list of all Borrower’s deposit accounts.

11.   Negative Covenants. Borrower will not:

11.1 Negative Pledge. Hereafter grant any lien upon the Collateral except in favor of Lender, Factor or in respect of the Drexler Transaction (to the extent such lien is subject to a Subordination Agreement).

11.2 Mergers, etc. Enter into any acquisition or sale, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the properties, assets, stock, or other evidence of beneficial ownership of any entity.

11.3 Transfer of Assets. Enter into any transaction not in the ordinary and usual course of Borrower’s business, including the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of Borrower’s properties, assets (other than sales of Inventory to buyers in the ordinary course of business, as defined in the UCC or Personal Property Security Act, as applicable; provided, however, that a sale of Inventory shall not be considered a sale to a buyer in the ordinary course of business in the event that the Borrower is indebted to the buyer).

11.4 Suspension of Business. Suspend or go out of a substantial portion of its business.

11.5 Debt. Incur debt or contingent obligations, other than debt incurred hereunder and trade debt incurred in the ordinary course of business, or guaranty the debt of any other entity or individual.

11.6 No Dividends or Distributions. Borrower will not make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem or retire any of its common stock, membership or partnership interests, of any class, whether now or hereafter outstanding without prior written consent of Lender. Absent an Event of Default, Borrower may, upon prior written notice to Lender, make distributions to its shareholders or members in the ordinary and usual course of Borrower’s business to satisfy such shareholder’s or member’s tax liability on income of Borrower which is allocated to such shareholder or member.

11.7  Sale of Inventory to Non-Credit Approved Customers. The Borrower agrees that all Accounts, whether credit approved or not, shall be assigned to the Factor. In the event Accounts are not funded by the Factor, Borrower agrees to immediately remit to Lender upon Lender’s demand, any sums needed to eliminate any deficit in the Borrowing Base Certificate. Lender may, but is not obligated to, grant the same amount of credit as granted by Factor to each customer which credit approvals are subject to change without notice at Lender’s sole discretion.

11.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction (either individually or in the aggregate) with any affiliate of Borrower, except for (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated entity or individual, (b) the loan payable from Borrower to Ryan Drexler, and collateral security granted by Borrower to Ryan Drexler therefor (the “Drexler Transaction”) in the approximate principal amount outstanding, as of March 31, 2017, of $17,000,000 and (c) salary and compensation payable to such affiliates, in the ordinary course of business and consistent with the historical practices of Borrower, as an officer or employee of Borrower

11.9 Leased Locations or Warehouses. The Borrower will not store or locate any Inventory or other Collateral in any leased premises or third party warehouse unless the landlord or warehouseman, as the case may be, of such leased premises or warehouse, as the case may be, enter into a landlord waiver or warehouseman’s waiver, as the case may be, in favor of and in form acceptable to Lender.

11.10   Sales Below Cost. The Borrower shall not sell Inventory to any customer below the Borrower’s cost without the prior written consent of Lender.

11.11 Deposit Accounts. Borrower will not maintain any deposit accounts, other than deposit accounts existing as of the date hereof and disclosed to Lender in writing, without the prior consent of Lender.

12.   Events of Default. Each of the following events or conditions shall constitute an “Event of Default”:

12.1   Borrower defaults in the performance of any payment obligation due hereunder, or under any representation, covenant or warranty hereunder;

12.2 (a) Borrower defaults under any other material agreement which, individually or in the aggregate with all other material agreements under which Borrower may be in default, involve monetary liability on the part of Borrower in excess of $100,000; provided, that defaults disclosed in the Prior Filings shall be excluded from this clause (a) to the extent such disclosures are true and correct in all material respects and present fairly, in all material respects, the nature and extent of such defaults; (b) Borrower defaults under the Factoring Documents and such default continues beyond any cure period applicable thereunder or (c) the Factoring Documents are terminated without the written consent of Lender;

12.3   Any entity shall have or acquire right in the Collateral which are superior to Lender’s rights, other than as contemplated by the Intercreditor Agreement or a result of Lender’s intentional acts;

12.4   Borrower fails to cure the breach of any Obligation other than a payment obligation within three days after notice thereof is sent by Lender to Borrower;

12.5   Borrower is in default with respect to any present or future agreement with Lender;

12.6   The Obligations at any time exceed the Allowable Amount, and such default is not cured within 2 days after Lender notifies Borrower of the same;

12.7   An order for relief is entered against any Obligor by any United States Bankruptcy Court or any Insolvency Proceeding is brought against any Obligor; or any Obligor does not generally pay its debts as they become due (within the meaning of 11 U.S.C. 303(h) as at any time amended, or any successor statute thereto or pursuant to any relevant Canadian Insolvency Legislation, as applicable); or any Obligor makes an assignment for the benefit of creditors; or any Obligor applies for or consents to the appointment of a custodian, receiver, trustee, or similar officer for it or for all or any substantial part of its assets, or such custodian, receiver, trustee, or similar officer is appointed without the application or consent of any Obligor; or any Obligor institutes (by petition, application, answer, consent, or otherwise) any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application, or otherwise) against any Obligor; or any judgment, writ, warrant of attachment, execution, or similar process shall be issued or levied against a substantial portion of the property of any Obligor;

12.8   An adverse change occurs with respect to the financial condition or operations of Borrower which results in a material impairment of the prospect of repayment of the Obligations;

12.9   A sale, hypothecation or other disposition is made of twenty percent or more of the beneficial interest in any class of voting stock of Borrower;

12.10   Any Guarantor defaults in the performance of its obligations to Lender or shall notify Lender of its intention to rescind, modify, terminate or revoke its guaranty or it shall cease to be in full force and effect for any reason whatsoever;

12.11   Any of the Key Employees fails to devote, during any one month, such efforts as necessary to perform the duties customarily associated with the office or title held by such Key Employee, or any of the Key Employees ceases to be employed by Borrower in the capacity that such employee held as of the date of this Agreement;

12.12   Any provision of this Agreement or any of the Loan Documents ceases, for any reason, to be valid and binding on Borrower.

12.13  A default by the Borrower under its leases for real property where any Collateral is kept, stored or maintained.

13.   Remedies.

13.1   Upon the occurrence of any Event of Default all Obligations shall thereafter accrue interest at the Default Rate and Lender may:

13.1.1 Declare this Agreement terminated;

13.1.2 Declare all Obligations to be immediately due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower;

13.1.3 Take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon any Collateral;

13.1.4 Change the address for delivery of Borrower’s mail to Lender and to receive and open mail addressed to Borrower;

13.1.5 Execute, file and serve, in its own name or in the name of Borrower, mechanics lien or similar notices, or claims under any payment or performance bond for the benefit of Borrower.

13.1.6 Engage a consulting, turnaround or similar firm to conduct an operational assessment of Borrower. Borrower shall (a) bear all fees, costs and other expenses associated with such services and (b) cooperate with such firm in carrying out such services.

13.2   BORROWER WAIVES ANY REQUIREMENT THAT LENDER INFORM BORROWER BY AFFIRMATIVE ACT OR OTHERWISE OF ANY ACCELERATION OF BORROWER'S OBLIGATIONS HEREUNDER. FURTHER, LENDER'S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY “DEFAULT” OR “PAST DUE” RATE SHALL NOT BE DEEMED A WAIVER BY LENDER OF ITS CLAIM THERETO.

14.   Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Lender:

14.1   To not incur expenses to prepare Collateral for disposition or otherwise to complete raw material or Work in Process into Finished Goods or other finished products for disposition;

14.2   To fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third-party consents for the collection or disposition of Collateral to be collected or disposed of;

14.3   To fail to exercise collection remedies against any persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral;

14.4   To exercise collection remedies against any persons obligated on Collateral directly or through the use of collection agencies and other collection specialists;

14.5   To advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature;

14.6   To hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature;

14.7   To dispose of Collateral by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets;

14.8   To dispose of assets in wholesale rather than retail markets;

14.9   To disclaim all disposition warranties; or

14.10   To purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral.

14.11   Borrower acknowledges that the purpose of this Section 14 is to provide non-exhaustive indications of what actions or omissions by the Lender would not be commercially unreasonable in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained herein shall be construed to grant any rights to the Borrower or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 14.

15.   Proceeds and Expenses of Dispositions.

15.1   Borrower shall pay to the Lender on demand any and all expenses, including reasonable attorneys' fees (at the usual and customary rates for services actually rendered) and disbursements incurred or paid by the Lender in protecting, preserving, defending priority or enforcing the Lender's rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Lender may determine, notwithstanding contrary instructions received by Lender from the Borrower or any other third party.

16.   Reserved.

17.   Fees and Expenses. Borrower agrees to reimburse Lender on demand for:

17.1   The actual amount of all costs and expenses, including attorneys' fees (on a substantial indemnity basis), which Lender has incurred or may incur in:

17.1.1 Negotiating, preparing, or administering this Agreement and any documents prepared in connection herewith;

17.1.2 Any way arising out of or in connection with this Agreement, including based on tort, and whether or not arising out of a dispute which does not involve Lender;

17.1.3 Protecting, preserving or enforcing any lien, security interest or other right granted by Borrower to Lender or arising under applicable law, whether or not suit is brought, including but not limited to the defense of any Avoidance Claims;

17.2   The actual costs, including photocopying (which, if performed by Lender’s employees, shall be at the rate of $.10/page), travel, and attorneys' fees and expenses incurred in complying with any subpoena or other legal process attendant to any litigation in which Borrower is a party; or

17.3   The actual amount of all costs and expenses, including attorneys' fees (on a substantial indemnity basis), which Lender may incur in enforcing this Agreement and any documents prepared in connection herewith, or in connection with any federal or state insolvency proceeding or any insolvency proceeding under any Canadian Insolvency Legislation commenced by or against Borrower, including those (i) arising out the automatic stay, (ii) seeking dismissal or conversion of the bankruptcy proceeding, (iii) opposing confirmation of Borrower's plan thereunder or (iv) any other Insolvency Proceeding.

17.4 In the event that any Party finds it necessary to retain counsel in connection with a:

17.4.1 Contract claim relating to the interpretation, defense, or enforcement of this agreement, the prevailing Party shall recover its reasonable attorney’s fees and expenses from the unsuccessful Party.

17.4.2 Claim other than a contract claim, then Lender shall recover its attorney’s fees and expenses from Borrower, irrespective of the outcome of the dispute, except to the extent such Claim is determined, pursuant to a final, non-appealable order issued by a court of competent jurisdiction, to have resulted from Lender’s gross negligence or willful misconduct.

17.5  In the event that Borrower asserts a claim against Lender, Borrower shall do so in writing prior to and as a condition of the commencement of any litigation by Borrower, setting forth the specific amount of Borrower’s claim against Lender (the “Damage Claim”). If any dispute resolution process results in a judgment against Lender of less than the Damage Claim, the court shall find that Lender was the prevailing Party for the purposes of this Section.

17.6   It shall be presumed (subject to rebuttal only by the introduction of competent evidence to the contrary) that the amount recoverable is the amount billed to the prevailing Party by its counsel and that such amount will be reasonable if based on the billing rates charged to the prevailing Party by its counsel in similar matters.

18.   Termination.

18.1   This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect until the end of the Initial Term.

18.2   This Agreement shall be automatically extended for successive Renewal Terms unless (i) Borrower has given Lender at least ninety days’ and no more than one hundred twenty days prior written notice before the end of the Contractual Termination Date, or (ii) Lender has given Borrower at least sixty days’ prior written notice, of their respective intention to have this Agreement terminate.

18.3   Upon the Termination Date, the unpaid balance of the Obligations shall be due and payable without demand or notice.

19.   Revocation of Borrower's Right to Sell Inventory Free and Clear of Lender's Security Interest.

19.1 Lender may, upon the occurrence and during the continuance of an Event of Default, revoke Borrower's right to sell Inventory free and clear of Lender's security interest therein.

20.   No Lien Termination without Release

20.1 In recognition of the Lender's right to have its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Borrower, Lender shall not be required to record any terminations or satisfactions of any of Lender's liens on the Collateral unless and until Complete Termination has occurred. Borrower understands that this provision constitutes a waiver of its rights under §9-513 of the UCC and any comparable provisions in the Personal Property Security Act.

21.   Account Stated.

21.1 Lender shall render to Borrower a statement setting forth the transactions arising hereunder either electronically or by mail. Each statement shall be considered correct and binding upon Borrower, absent manifest error, as an account stated, except to the extent that Lender receives, within thirty days of such statement, written notice from Borrower of any specific exceptions by Borrower to that statement.

22.   Retention of Records.

22.1 Lender shall retain any documents, schedules, invoices or other papers delivered by Borrower only for such period as Lender, at its sole discretion, may determine necessary, after which time Lender may destroy such records without notice to or consent from Borrower.

23.   Notices to Third Parties.

23.1 Lender shall have the right at any time to give any Guarantor or Subordinating Creditor notice of any fact or event relating to this Agreement, as Lender may deem necessary or desirable in Lender's sole discretion, including, without limitation, Borrower's financial condition. Borrower shall provide to each Guarantor and Subordinating Creditor a copy of each notice, statement or report required to be given to Lender hereunder.

24. Information to Participants.

24.1 Lender may furnish any financial or other information concerning Borrower, or any of its subsidiaries, heretofore or hereafter provided by Borrower to Lender, pursuant to this Agreement or otherwise, to any prospective or actual purchaser of any participation or other interest in any loans made by Lender to Borrower (whether under this Agreement or otherwise), to regulators, accountants, other third parties, or to any prospective purchaser of any securities issued or to be issued by Lender.

25.   Entire Agreement.

25.1 No promises of any kind have been made by Lender or any third party to induce Borrower to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

26.   Notice.

26.1   All notices shall be effective upon: (a) the sending of an email to one of the email addresses below or (b) delivery to a recognized overnight delivery service of a properly addressed notice, delivery prepaid, with instructions to make delivery on the next business day. For purposes hereof, the addresses of the Parties are as set forth below or as may otherwise be specified from time to time in a writing sent by one Party to the other in accordance with the provisions hereof. All notices to Lender shall be deemed given upon actual receipt by a responsible officer of Lender.

26.2   The addresses of the Parties are as set forth below or as may otherwise be specified from time to time in a writing sent by one Party to the other in accordance with the provisions hereof:

BORROWERS

MusclePharm Corporation

Address:   4271 Ironton St. Denver, CO 80239
Attention:   Ryan Drexler
Phone Number:  (303) 653-2241
Fax Number:   (800) 490-7165
Email Address:  ryan.drexler@musclepharm.com

Canada MusclePharm Enterprises Corp

Address:   201-3390 South Service Road
Burlington, ON Canada Postal code L&N 3J5
Attention:   Ryan Drexler
Phone Number:  888-241-0996
Fax Number:   800-610-9093
Email Address:  ryan.drexler@musclepharm.com

LENDER

Crossroads Financial Group, LLC

Address:  c/o The Forum at Stonecrest, LLC
11220 Elm Lane, Suite 200
Charlotte, NC 28277
Attention:  Portfolio Department
Email:   Lhaskin@crossroadsfinancial.com

With copy to:

Crossroads Financial, LLC, as servicing agent for Crossroads Financial Group, LLC
Address:  6001 Broken Sound Parkway NW, Suite 620
Boca Raton, FL 33487
Attn:   Portfolio Department
Phone Number: 561-988-7098
Fax Number:  561-994-5558
Email:   lhaskin@crossroadsfinancial.com

27.   Counterparts.

27.1 This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any Party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other Party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other Party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

28.   Amendment and Waiver.

28.1 Only a writing signed by all Parties hereto may amend this Agreement. No failure or delay in exercising any right hereunder shall impair any such right that Lender may have, nor shall any waiver by Lender hereunder be deemed a waiver of any default or breach subsequently occurring. Lender’s rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Lender would otherwise have. In case any provision (or any part of any provision) contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provision (or remaining part of the affected provision) of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein, but only to the extent it is invalid, illegal or unenforceable.

29.   Governing Law.

29.1 This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.

30.   Venue.

30.1 Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall, if Lender so elects, be instituted in any court sitting in the Chosen State, in the city in which Lender’s chief executive office is located, or if none, any court sitting in the Chosen State (“Acceptable Forums”). Borrower agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Borrower waives any right to oppose any motion or application made by Lender to transfer such proceeding to an Acceptable Forum.

31.   WAIVER OF JURY TRIAL.

THE PARTIES HERETO MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS, WHETHER VERBAL OR WRITTEN, OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE TRANSACTION CONTEMPLATED HEREBY OR ENFORCEMENT OF THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO CLAIM OR RECOVER ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AGREEMENT AND ENTER INTO THE TRANSACTION CONTEMPLATED HEREBY.

32. ARBITRATION.

Notwithstanding anything to the contrary contained herein, any dispute arising out of or in connection with this Agreement shall, at Lender’s discretion, be settled exclusively and finally by arbitration conducted in the City of Charlotte, North Carolina, under the commercial arbitration rules of the American Arbitration Association (the “AAA”), such arbitration to apply the laws of the State of North Carolina (without giving effect to conflicts of law principles). The arbitration shall be conducted by three neutral arbitrators, each Party selecting one arbitrator within thirty days after the date either Party receives a written demand for arbitration from the other; the two arbitrators shall then agree upon and appoint a third neutral arbitrator within thirty days. Should a Party fail to appoint an arbitrator within the initial thirty day period, the arbitration shall be conducted by the sole arbitrator appointed; should both arbitrators fail to appoint the third arbitrator in the second thirty day period, such arbitrator shall be appointed by the AAA. Nothing in this arbitration provision shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this instrument, agreement or document; or (ii) be a waiver by the Lender of the protection afforded to it by 12 U.S.C. sec. 91 or any substantially equivalent state law; or (iii) limit the right of the Lender hereto (a) to exercise self-help remedies such as (but not limited to) setoff, or (b) to foreclose against any real or personal property collateral, or (c) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession or the appointment of a receiver. The Lender may exercise such self-help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this instrument, agreement or document. Neither this exercise of self-help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any Party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

33. Service Of Process.

33.1 Borrower agrees that Lender may effect service of process upon Borrower by regular mail at the address set forth herein or at such other address as may be reflected in the records of Lender, or at the option of Lender by service upon Borrower’s agent for the service of process.

34.   Assignment.

34.1 Lender may assign its rights and delegate its duties hereunder. Upon such assignment, Borrower shall be deemed to have agreed to such assignee and shall owe the same obligations to such assignee and shall accept performance hereunder by such assignee as if such assignee were Lender.

35.   Time of the Essence

35.1 It is agreed that time is of the essence in all matters herein.

36. Intercreditor Agreement.

36.1 As between Lender and Factor, the security interest granted to Lender hereunder in the Collateral, and the exercise of rights and remedies by Lender with respect to such Collateral, is subject to the terms and conditions of the Intercreditor Agreement.

 IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

BORROWERS:  MusclePharm Corporation, a Nevada Corporation

By: /s/ Ryan Drexler
      Name: Ryan Drexler
      Title: President and CEO

Canada MusclePharm Enterprises Corp., a Canada Corporation

By: /s/ Ryan Drexler
      Name: Ryan Drexler
      Title: President and CEO

LENDER: Crossroads Financial Group, LLC, a North Carolina limited liability company

By: /s/ Lee Haskin
                                                                                                Name: Lee Haskin
       Title: CEO